Contact:
Crocker Coulson, President	Warren Wang, Chief Financial Officer
CCG Investor Relations	Zhongpin Inc.
646-213-1915	86-10-82861788
crocker.coulson@ccgir.com	ir@zhongpin.com
www.ccgirasia.com	www.zpfood.com

For Immediate Release

Zhongpin to Increase and Streamline Production Capacity
●	Increases Annual Prepared Meat Capacity by 133%
●	Increases Annual Fruit and Vegetable Capacity by 14%
●	Increases Annual Chilled and Frozen Pork Capacity by 9%

Changge City, Henan Province, China – March 12, 2009 – Zhongpin Inc. (NASDAQ: HOGS) (“Zhongpin”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today provided an update on its plan to increase and streamline its production capacity. Zhongpin will begin construction starting in April 2009 of a pork production facility in Tianjin City and a prepared meat facility in Changge City, Henan Province.

The new pork production facility, located in the Jinghai Economic Technical Development Area in Tianjin City, will increase total annual pork production capacity by 136,000 metric tons. The facility will be designed to process 100,000 metric tons of chilled and frozen pork products annually, of which 70% will be dedicated to chilled pork and 30% to frozen pork. The facility will also include annual production capacity of 36,000 metric tons of prepared meat products. This facility is expected to cost $52 million, excluding the investment in land use rights, and will be equipped mostly with state-of-the-art, imported equipment and machinery.

The construction of the new Tianjin facility will also include a new warehouse and distribution center, and a R&D center, which will improve Zhongpin’s product portfolio, support cold chain logistics and effectively accommodate the newly added production capacity by facilitating efficient distribution. The production lines for chilled and frozen pork products are expected to come online at the end of the first quarter of 2010 and will achieve its target utilization rate at the end of the third quarter of 2010. The prepared meat production line and the new warehouse and distribution center are expected to come online by the end of the second quarter of 2010 and will achieve its target utilization rate at the end of the fourth quarter of 2010. Without causing any interruption to its current marketing and distribution program, Zhongpin intends to terminate its lease at the existing Tianjin City facility after production at the new facility begins. With the addition of the new facility and closure of the existing facility in Tianjin City, Zhongpin’s annual chilled and frozen pork production capacity will increase by 9%, reaching 545,760 metric tons from the current 498,760 metric tons.

Zhongpin’s new prepared meat facility, located in Zhongpin’s Industrial Park in Changge City, Henan Province, will increase annual prepared meat production capacity by 36,000 metric tons.  The construction of this facility is expected to cost $21 million and it will be equipped with advanced equipment and machinery imported from top-tier international manufacturers.  The facility will produce quick-freeze sausages and other prepared meat products catering to varying consumer tastes. The construction of the facility is expected to be completed and commence production by the end of the fourth quarter of 2009. The new facility is expected to achieve its target utilization rate by the end of the second quarter of 2010. With the additional prepared meat production capacity from the new Tianjin and Changge City facilities, Zhongpin’s annual prepared meat products capacity will increase by 133% to 126,000 metric tons from the current 54,000 metric tons.

Zhongpin recently completed the construction of its fruit and vegetable processing facility in Changge City, Henan Province, adding an annual production capacity of 30,000 metric tons. Zhongpin expects to begin production by the end of March 2009 and plans to discontinue outsourcing from its OEM partners which provide an annual production capacity of 2,880 metric tons, and will also transfer the existing fruit and vegetable production at Zhongpin’s Industrial Park, which has an annual production capacity of 12,600 metric tons, to the newly-built fruit and vegetable processing facility. The Board of Directors of Zhongpin approved the closure and disposal plan of Yanling facility in Henan Province which has an annual fruit and vegetable production capacity of 10,800 metric tons. Due to the urban expansion in Yanling City and the latest environment protection restrictions imposed by the China Environment Protection Agency, maintaining fruit and vegetable production operations in Yanling City will require a huge amount of incremental investments. All fruit and vegetable production will be gradually consolidated into the new production facility as it comes online. With the additional capacity from the new facility and further consolidation of existing capacity, Zhongpin’s annual fruit and vegetable production capacity will increase 14% to 30,000 metric tons from the current 26,280 metric tons.

“We are pleased to announce the next stage of our capacity expansion plan. While pork consumption has been temporarily impacted by the economic slowdown in China, our mid to long-term outlook for China’s pork industry remains favorable.  Government mandates designed to modernize the pork industry have hastened the transition from traditional wet markets to modern dry markets and we are optimistic that the RMB 4 trillion economic stimulus package will have a positive impact on the economy in the latter half of 2009,” commented by Mr. Xianfu Zhu, Chairman of the Board and CEO of Zhongpin. “We are confident in our ability to bring these new facilities online as planned, quickly ramp up production and continue to grow our business. The new plant in Tianjin City will facilitate our strategic penetration into Northern China, which is one of our primary target markets. Our new prepared meat facility will be located in Henan Province to effectively utilize the advanced R&D capabilities at our headquarters. Our aggressive expansion plans focus on the growth of our prepared meat products line as it offers attractive margins and will help optimize our product mix.  As a profitable supplement to our product portfolio, our fruits and vegetables product line will continue to positively contribute to our future growth. We strongly believe that our current cash position combined with our available lines of credit will be sufficient to support our growth strategy.”

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans 24 provinces and includes over 2,995 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Investor Relations directly or go to Zhongpin’s website at www.zpfood.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by Zhongpin on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to build and commence the new production facilities according to the timeline described, expectations of future consumer demand, ability to prepare the Company for growth, predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs, but these projections also involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as, unanticipated changes in product demand, interruptions in the supply of live pigs/raw pork, downturns in the Chinese economy, delivery delays, freezer facility malfunctions, poor performance of the retail distribution network, changes in applicable regulations, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

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